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                      Consent of Independent Accountants



To the Board of Directors of
UroMed Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-95828, No. 333-03843 and No. 333-19581) and the incorporation by reference in the Registration Statements on Form S-8 (No. 33-98262 and No. 33-98264) of UroMed Corporation of our report dated February 17, 1997, appearing on page 28 of the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 44 of this Form 10-K.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Boston, Massachusetts
March 27, 1997

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                                                                   Schedule VIII

                               UROMED CORPORATION

                 Valuation and Qualifying Accounts and Reserves


                                   Balance at   Charged to            Balance at
                                   beginning     costs and              end of
Description                        of period     expenses   Deductions  period

Allowance for uncollectible
 accounts

   Year ended December 31, 1996     $ 21,000     $ 15,000       --      $ 36,000

   Year ended December 31, 1995         --       $ 21,000       --      $ 21,000

Reserve for inventory valuation

   Year ended December 31, 1996     $530,000     $466,000   ($77,000)   $919,000

   Year ended December 31, 1995         --       $530,000       --      $530,000


Note: During the year ended December 31, 1994, the Company did not have an allowance for doubtful accounts or a reserve for inventory valuation.